                                                                       S&S DRAFT
                                                                        05/10/94


                                ALZA CORPORATION

                            (a Delaware corporation)

                   $_____________ Principal Amount At Maturity

                      Liquid Yield OptionTM Notes due 2014
                          (Zero Coupon -- Subordinated)


                               PURCHASE AGREEMENT


                                                                    May __, 1994


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, N.Y.  10281-1209

Dear Sirs:

          ALZA Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") with respect to the sale by the Company and the purchase by the Underwriter of $____________ aggregate principal amount at maturity of its Liquid Yield OptionTM Notes due 2014 (Zero Coupon -- Subordinated) (the "LYONsTM") and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of an additional $____________ aggregate principal


          ________________________
                                                                        22062
          TM   Trademarks of Merrill Lynch & Co., Inc.

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                                        2

amount at maturity of its LYONs solely to cover over-allotments. The aforesaid $____________ aggregate principal amount at maturity of LYONs (the "Initial Securities") to be purchased by the Underwriter and all or any part of the $____________ aggregate principal amount at maturity of the LYONs subject to the over-allotment option described in Section 2(b) hereof (the "Option Securities") are collectively referred to herein as the "Securities." The Securities are to be issued pursuant to an indenture, in substantially the form filed as an exhibit to the Registration Statement, to be dated as of May __, 1994 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee").

          The Securities are convertible into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at any time before the close of business on the maturity date of the Securities. Upon each of the fifth, tenth and fifteenth anniversaries of the issuance date of the Securities, each holder of the Securities has the option to require the Company to purchase such Securities by paying, at the option of the Company, the issue price of the Securities plus the accrued original issue discount to the date of purchase in cash or in shares of Common Stock, or in any combination thereof.

          Prior to the purchase and public offering of the Securities by the Underwriter, the Company and the Underwriter shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_____) and a related preliminary prospectus for the registration of the Securities, and the shares of Common Stock to be issued upon conversion of the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable), in the form declared effective by the Commission, and the prospectus constituting a part thereof (including in each case all documents, if any, to the extent incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part of the registration statement pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise,


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                                        3

are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriter for such use. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in, or deemed to be a part of, the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after the Registration Statement becomes effective, the Pricing Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          SECTION 1.  REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act, and at the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriter for


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                                        4

     such use) and at the Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

          (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission complied, or at the time they hereafter are filed with the Commission will comply, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act Regulations.

          (iv) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the Company's ratios of earnings to fixed charges included in the Prospectus under the caption "Prospectus Summary -- Summary Consolidated Financial Data" and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as


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                                        5

     one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

          (vii) Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to warrants, options or employee benefit plans; the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms to the statements relating thereto contained in the Prospectus; and the issuance of the Securities and the Common Stock is not subject to preemptive or other similar rights.


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          (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, nor will such action entitle the holders of any Senior Indebtedness (as such term is defined in the Indenture) to accelerate the maturity thereof, nor will such action result in any violation of the provisions of the charter, bylaws or other corresponding organizational documents of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree.

          (x) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware (without independent investigation) of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

          (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its subsidiaries, threatened, against the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any


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                                        7

     material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement (other than applications for product approvals before the United States Food and Drug Administration and health regulatory authorities in foreign countries and applications for patents or trademarks before the United States Patent and Trademark Office and similar authorities in foreign countries), including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xii) Except as disclosed in the Prospectus, each of the Company and its subsidiaries owns or possesses the patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

          (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities hereunder or the consummation by the Company of any of the other transactions contemplated hereby, except such as have been obtained to the extent required as of the date hereof and will have been obtained prior to the Closing Time.

          (xiv) The Securities have been duly authorized, and, at the Closing Time, will have been duly executed, by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified herein and in the Pricing Agreement, will constitute valid and binding obligations of the Company, subject as to enforcement (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity whether such enforcement is considered in a proceeding in equity or at law.


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          (xv) The shares of Common Stock issuable upon conversion of the
     Securities at the initial Conversion Rate (as defined in the Indenture) have been, and, prior to the issuance of any shares of Common Stock issuable at the Company's option upon purchase of the Securities at the option of any holder thereof, such shares will have been, duly authorized and validly reserved for issuance upon such conversion or purchase, as the case may be, and such shares, when issued and delivered upon such conversion or purchase in the manner provided for in the Indenture, will be validly issued, fully paid and non-assessable; and the issuance of such shares upon such conversion or purchase will not be subject to preemptive or other similar rights.

          (xvi) The Securities and the Common Stock conform in all material respects to the respective statements relating thereto contained in the Prospectus.

          (xvii) The Indenture, when executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding at equity or at law. The Indenture conforms in all material respects to the description thereof contained in the Prospectus.

          (xviii)   The Company and its subsidiaries have good and marketable
     title to all of their respective properties, in each case free and clear of all liens, encumbrances and defects, except (A) customary liens and encumbrances arising in the ordinary course of the Company's business, (B) as stated in the prospectus or (C) such as do not materially affect the value of such properties in the aggregate to the Company and its subsidiaries considered as one enterprise and do not materially interfere with the use made and proposed to be made of such properties.

          (xix) The Company and its subsidiaries possess such material certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.


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                                        9


          (xx) To the knowledge of the Company, no event has occurred nor is any action threatened or pending which would result in a Change in Control (as defined in the Indenture).

          (xxi) Except as contemplated by this Agreement, no distribution by the Company or any of its affiliates, and no distribution that could be attributed to the Company (as the result of distributions by an "affiliated purchaser" within the meaning of Rule 10b-6 under the 1934 Act or otherwise), of Securities or shares of Common Stock (collectively, the "Subject Securities"), any securities of the same class and/or series as the Subject Securities, or any securities immediately convertible into or exchangeable for any right to acquire any Subject Security is now in progress or pending or will have commenced at any time prior to the completion of the distribution of the Securities, except for distributions
     (i) pursuant to employee benefit plans and dividend reinvestment plans,
     (ii) upon exercise of currently outstanding warrants or options or (iii) made as gifts by officers or directors of the Company.

          (xxii) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly executed and delivered by the Company.

          (b) Any certificate designated as such signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

          SECTION 2.  SALE AND DELIVERY TO UNDERWRITER; CLOSING.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Initial Securities at the price per $1,000 principal amount at maturity set forth in the Pricing Agreement.

          (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price, the initial conversion rate, the yield to maturity of the Securities, and the purchase price (per $1,000 principal amount at maturity) to be paid by the Underwriter for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

          (2)  If the Company has elected to rely upon Rule 430A under the 1933
     Act


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                                       10

     Regulations, the purchase price (per $1,000 principal amount at maturity) to be paid by the Underwriter for the Securities shall be an amount equal to the initial public offering price, less an amount per Security to be determined by agreement between the Underwriter and the Company. The initial public offering price (per $1,000 principal amount at maturity) of the Securities shall be a fixed price to be determined by agreement between the Underwriter and the Company. The initial Conversion Rate applicable to the Securities and the yield to maturity of the Securities likewise shall be determined by agreement between the Company and the Underwriter. The initial public offering price, initial Conversion Rate, the purchase price and yield to maturity, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices, yield and Conversion Rate have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriter.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase from it any or all of the Option Securities (in multiples of $1,000 principal amount at maturity) at the same price (per $1,000 principal amount at maturity) as is to be paid by the Underwriter for the Initial Securities on the terms set forth in the Pricing Agreement, plus accrued Original Issue Discount (as defined in the Indenture), if any, from the date of issuance of the Initial Securities, computed on a semi-annual bond-equivalent basis. The option hereby granted will expire automatically 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations or (ii) the Representation Date, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part (but only once) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company at least three business days prior to the Date of Delivery (as defined below), or at least two business days prior to the delivery of the Initial Securities, setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Underwriter and the Company.

          (c) Delivery of the Initial Securities shall be made at the offices of the Underwriter in New York City, and payment of the purchase price for the Initial Securities shall be made at the offices of Heller, Ehrman, White & McAuliffe, 525 University Avenue,


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                                       11

Suite 1100, Palo Alto, California, or in each case at such other place as shall be agreed upon by the Underwriter and the Company, at 7:00 A.M., (Palo Alto time) on the fifth business day following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Heller, Ehrman, White & McAuliffe and the Underwriter, respectively, or at such other place as shall be agreed upon by the Underwriter and the Company, on the Date of Delivery as specified in the notice from the Underwriter to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House or similar next day funds payable to the order of the Company, against delivery to the Underwriter of certificates for the Securities to be purchased by it. Certificates evidencing the Initial Securities and the Option Securities, if any, shall be registered in such names and in such denominations as the Underwriter may request in writing at least two business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Securities or the Option Securities, if any, will be made available for examination and packaging by the Underwriter not later than 10:00 A.M. (New York City time), on the last business day prior to the Closing Time or the Date of Delivery, as the case may be.

          SECTION 3. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with the Underwriter as follows:

          (a) The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment) and, if Rule 430A of the 1933 Act Regulations is being relied upon, of the filing of the amended Prospectus pursuant to Rule 430A and Rule 424(b)(1), (ii) of the receipt of any comments from the Commission,
     (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will not at any time file or make any amendment to the Registration Statement (including any post-effective amendment) or any amendment or


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                                       12

     supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, of which the Underwriter shall not have previously been advised and furnished a copy a reasonable amount of time prior to its proposed filing, or to which the Underwriter or counsel for the Underwriter shall reasonably object.

          (c) The Company will deliver to the Underwriter two signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed incorporated by reference therein) as the Underwriter may reasonably request and will also deliver to the Underwriter as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Underwriter may reasonably request.

          (d) The Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will promptly prepare and file with the Commission, subject to
     Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement. The Company agrees to notify the Underwriter to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event or the existence of such a condition, and the Underwriter hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission.

          (f)  The Company will use its best efforts, in cooperation with the


                                                                        22062

     Underwriter, to qualify the Securities and the shares of Common Stock issuable upon conversion of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities or such shares of Common Stock have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities or such shares of Common Stock.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations of which the Underwriter shall have previously been advised and furnished a copy, and to which the Underwriter or its counsel shall not have reasonably objected.

          (k) For a period of five years after the Closing Time, the Company will furnish to the Underwriter copies of all reports and communications delivered to the Company's stockholders or to holders of the Securities as a class and will also furnish copies of all reports (excluding exhibits) filed with the Commission on forms 8-K, 10-


                                                                        22062

     Q and 10-K, and all other reports and information furnished to its stockholders generally, not later than the time such reports are first furnished to its stockholders generally.

          (l) The Company will use its best efforts to effect the listing of the Securities and the shares of Common Stock issuable upon conversion or purchase of the Securities on the New York Stock Exchange (the "NYSE") (and, in the case of such shares of the Common Stock, any other stock exchange on which the Common Stock is listed) and to cause the Securities to be registered under the 1934 Act.

          (m) The Company will reserve and keep available at all times, free of preemptive rights, sufficient shares of Common Stock for issuance upon conversion of all the Securities.

          (n) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          (o) During a period of 90 days from the date of the Pricing Agreement, the Company will not, without the Underwriter's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, any securities similar to the Securities or any Common Stock or any security convertible into or exchangeable or exercisable for any Securities or any such similar securities or Common Stock except for securities (i) sold to the Underwriter pursuant to this Agreement, (ii) issued or sold pursuant to employee benefit plans and dividend reinvestment plans, (iii) issued upon exercise of currently outstanding warrants or options, or (iv) issued or sold in a transaction exempt from the registration requirements of the 1933 Act; PROVIDED, HOWEVER, that in the case of clause (iv), such securities may not (A) exceed, or be convertible into or exchangeable or exercisable for more than, fifteen percent (15%) of the fully diluted equity interest in the company and (B) be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.


          SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing or reproduction of this Agreement, the Pricing Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter,
(iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion


                                                                        22062
or purchase of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriter of copies of the Blue Sky Survey and any Legal Investment Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture; (ix) any fees payable in connection with the rating of the Securities; (x) the fee of the National Association of Securities Dealers, Inc. in connection with its review of corporate financings with respect to the Securities and the fees and disbursements of counsel to the Underwriter in connection therewith; and (xi) the fees and expenses incurred in connection with the listing on the NYSE of the Securities and shares of Common Stock issuable upon conversion or purchase of the Securities (and, in the case of such shares of Common Stock, the fees and expenses incurred in connection with the listing of such shares of Common Stock on each other stock exchange on which the Common Stock is listed).

          If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

          SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or at such later time and date as may be approved by the Underwriter; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price, the yield to maturity of the Securities and initial Conversion Rate of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Time the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and


                                                                        22062
     declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b)  At the Closing Time, the Underwriter shall have received:

               (1) A signed opinion of Heller, Ehrman, White & McAuliffe, counsel to the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

                    (ii) The Company has all requisite corporate power and
               corporate authority to enter into and perform this Agreement, the Pricing Agreement and the Indenture, to own, lease and operate its properties and to carry on its business as, to the knowledge of such counsel, it is now conducted.

                    (iii) The Company is duly qualified to do business and is in good standing in the State of California.

                    (iv) The Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered on behalf of the Company.

                    (v) Assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

                    (vi) The form of certificate representing the Securities is in the form contemplated by the Indenture; the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when executed by the Company and authenticated by or on behalf of the Trustee in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor


                                                                        22062
               specified herein and in the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law and, except as set forth above, will be entitled to the benefits of the Indenture; and the issuance of the Securities is not subject to any preemptive rights or other rights of first refusal arising by operation of law or under the Certificate of Incorporation or bylaws of the Company.

                    (vii) The shares of Common Stock issuable upon conversion of the Securities at the initial Conversion Rate (as defined in the Indenture) have been duly authorized and validly reserved by the Company for issuance upon such conversion and, when issued and delivered upon such conversion in the manner provided in the Indenture, will be validly issued, fully paid and nonassessable; and the issuance of such shares upon such conversion is not presently subject to any preemptive rights or other rights of first refusal arising by operation of law or under the Certificate of Incorporation or bylaws of the Company.

                    (viii)    The Indenture has been qualified under 1939 Act.

                    (ix) This Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered on behalf of the Company.

                    (x) The Securities, the Common Stock and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                    (xi) The form of certificate used to evidence the Common
               Stock is in due and proper form and complies with applicable provisions of the Delaware General Corporation Law.

                    (xii) The Registration Statement is effective under the 1933 Act and, to such counsel's knowledge, no stop order suspending the


                                                                        22062
               effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (xiii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xiv) The information in the Prospectus under the captions "Description of LYONs," other than the information in the last paragraph under the heading "Conversion Rights," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                    (xv) No government consents, approvals, authorizations,
               registrations, declarations or filings, or order of any court of which such counsel has knowledge, are required in connection with the offering, issuance or sale of the Securities to the Underwriter, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws for the offering and sale of the Securities and the qualification of the Indenture under the 1939 Act.

                    (xvi) Neither the execution and delivery of this Agreement, the Pricing Agreement or the Indenture by the Company nor the performance of this Agreement, the Pricing Agreement or the Indenture by the Company (A) conflicts with any provision of the Certificate of Incorporation or bylaws of the Company or (B) violates any law applicable to the Company.

                    (xvii) Neither the issuance and delivery of the Securities or the Common Stock issuable upon conversion of the Securities nor the purchase of the Securities by the Company
               (A) conflicts with any provision of the Certificate of Incorporation or bylaws of the Company or (B) violates any law applicable to the Company.

               The opinion expressed in subsection (xv) of this Section 5(b)(1) shall


                                                                        22062
          not be construed to relate to, and no opinion need be rendered as to, federal or state laws or regulations applicable to health, drugs and cosmetics. The opinion expressed in subsections (xvi)(B) and
          (xvii)(B) shall not be construed to relate to, and no opinion need be rendered as to, federal or state securities laws, patent laws or regulations or federal or state laws or regulations applicable to health, drugs or cosmetics. In giving the opinion required by subsection (b)(1) of this Section, Heller, Ehrman, White & McAuliffe shall additionally state that nothing has come to their attention that would lead them to believe (A) that the Registration Statement or any amendment thereto (other than the financial statements and supporting schedules and other financial data included therein, and other than the information contained under the caption "Certain United States Federal Income Tax Considerations" in the Registration Statement, as to which no belief need be expressed), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that (B) that the Prospectus or any amendment or supplement thereto (other than the financial statements and supporting schedules and other financial data included therein, and other than the information contained under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus, as to which no belief need be expressed), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriter for such use) or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (2) A signed opinion of Peter D. Staple, Esq., Vice President and General Counsel of the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                    (i) To the knowledge of such counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise,


                                                                        22062
               or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                    (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans and dividend reinvestment plans or issued upon exercise of currently outstanding warrants or options, in each case as the same may be referred to in the Prospectus), and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                    (iii) Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                    (iv) The information in the Company's Annual Report on Form
               10-K filed with the Commission pursuant to the 1934 Act for the year ended December 31, 1993 under the caption "Item 3. Legal Proceedings", as supplemented by the information in the Company's Quarterly Report on Form 10-Q filed with the Commission pursuant to the 1934 Act for the quarter ended March 31, 1994 under the caption "Part II: Other Information - Item 1. Legal Proceedings," to the extent that it constitutes matters of law, summaries of legal documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.


                                                                        22062

                    (v) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct; and no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference, which would result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company.

                    (vi) The execution and delivery of this Agreement, the
               Pricing Agreement and the Indenture on behalf of the Company, the performance of this Agreement, the Pricing Agreement and the Indenture on behalf of the Company, and the issuance and delivery of the Securities or the Common Stock issuable upon conversion thereof by the Company or the purchase of the Securities by the Company do not and will not (A) conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, (B) violate any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or (C) result in a breach or violation of or constitutes a default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any term of any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company are subject.

                    (vii) Each document filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus complied, when so filed, as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                    (viii) Such counsel does not know of any contracts or documents of a character required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                    (ix) Except as disclosed in the Prospectus, each United
               States


                                                                        22062
               patent and registered trademark referred to in the Prospectus as owned by the Company has been issued by the United States Patent and Trademark Office.

                    (x) To the knowledge of such counsel, except as disclosed in the Prospectus, (A) the products being sold by the Company (other than products merely packaged by the Company for third parties) do not infringe any patent, patent right, trademark, trade name or commercial name of a third party and (B) the products (exclusive of drug) being sold by third parties embodying technologies licensed from the Company do not infringe any patent or patent right of any third party.

                    (xi) Except as disclosed in the Prospectus, such counsel
               does not know of any pending or threatened legal or governmental proceeding relating to patents or proprietary know-how used by the Company or others to which the Company is a party or to which any of the properties of the Company are the subject which, if adversely decided, could result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                    (xii) Neither of the issuance of the Securities or the shares of Common Stock issuable upon conversion of the Securities are subject to any preemptive rights or other rights of first refusal arising by operation of law, under the Certificate of Incorporation or bylaws of the Company or, to such counsel's knowledge, otherwise.

               (3) The favorable opinion of Shearman & Sterling, counsel for the Underwriter, dated as of Closing Time, to the effect that the opinions delivered pursuant to Sections 5(b)(1) and (2) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by the Underwriter, and with respect to the adequacy of the disclosure contained in the Registration Statement and the Prospectus, the documents incorporated by reference therein and such other related matters as the Underwriter may require.

               (4) The favorable opinions, dated as of the Closing Time, of Mayer, Brown & Platt, special counsel to the Underwriter and special tax counsel to the Company, with respect to the validity of the Securities and the Indenture and to the effect that (i) the opinion of such counsel set forth in the Prospectus under the caption "Certain United States Federal Income Tax

                                                                        22062

          Considerations," is confirmed and (ii) the information in the Prospectus under the caption "Certain United States Federal Income Tax Considerations," while not purporting to discuss all tax matters relating to the Securities, to the extent that it constitutes a summary of federal income tax matters relating to the Securities, is correct in all material respects.

          (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that
     (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (v) to such officers' knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

          (d) At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young a letter dated such date (the "First E & Y Letter"), in form and substance satisfactory to the Underwriter.

          (e) At the Closing Time, the Underwriter shall have received from Ernst & Young a letter, dated as of the Closing Time, confirming, on the basis of a review in accordance with the procedures set forth in the First E & Y Letter, that nothing has come to their attention from the date of the most recent financial statements of the Company filed with the Commission, audited or interim, as the case may be, to a date not more than five days prior to the Closing Time which would require any change in the First E & Y Letter if it were required to be dated and delivered at the Closing Time, except in each case as described in the second such letter.

          (f) Subsequent to the execution of this Agreement, no downgrading shall have occurred in the rating accorded any of the Company's debt securities by


                                                                        22062

     Standard & Poor's Corporation or Moody's Investors Service, and neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating accorded any of the Company's debt securities, if in the reasonable judgment of the Underwriter any such development is so material and adverse as to make it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Underwriter as contemplated in the Prospectus.

          (g) At the Closing Time, the Securities and the Common Stock issuable upon conversion thereof shall have been approved for listing on the NYSE upon notice of issuance.

          (h) At the Closing Time, and at the Date of Delivery, if any, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (i) In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities and the Date of Delivery is not the same as the Closing Time, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery, and, at the Date of Delivery, the Underwriter shall have received:

               (1) A certificate, dated the Date of Delivery, of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of the Date of Delivery.

               (2) The favorable opinion of Heller, Ehrman, White & McAuliffe, counsel to the Company, in form and substance satisfactory to counsel for the Underwriter, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.


                                                                        22062

               (3) The favorable opinion of Peter D. Staple, Esq., Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriter, dated the Date of Delivery, and to the same effect as the opinion required by Section 5(b)(2) hereof.

               (4) The favorable opinion of Shearman & Sterling, counsel for the Underwriter, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

               (5) The favorable opinions of Mayer, Brown & Platt, special counsel to the Underwriter and special tax counsel to the Company, dated the Date of Delivery, to the same effect as the opinion required by Section 5(b)(4) hereof.

               (6) A letter from Ernst & Young, in form and substance satisfactory to the Underwriter and dated the Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(6) shall be a date not more than five days prior to the Date of Delivery.

          If any of the conditions specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 hereof shall survive such termination.

          SECTION 6.  INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the


                                                                        22062
     statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based, in each case, upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based, in each case, upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter, or any person controlling the Underwriter, expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that the Company shall not be liable to the Underwriter under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of the Underwriter results from the fact that the Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference therein) in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof to the Underwriter and the loss, liability, claim, damage or expense of the Underwriter results from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) The Underwriter agrees to indemnify and hold harmless the Company,


                                                                        22062
its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, provided that, if such indemnified party or parties reasonably determine that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party or parties, then such indemnifying party or parties shall not be entitled to assume such defense. If the indemnifying party or parties are not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for the indemnifying party or parties shall be entitled to conduct the defense of such indemnifying party or parties and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party is entitled to so assume the defense of such action and does in fact assume the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by


                                                                        22062
said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 8. CONDITION OF COMPANY'S OBLIGATION. The obligations of the Company hereunder are subject to the condition that the Company shall have received the favorable opinion, dated as of the Closing Time, of Mayer, Brown & Platt, special tax counsel to the Company, to the effect that (i) the opinion of such counsel set forth in the Prospectus under the caption "Certain United States Federal Income Tax Considerations" is confirmed and (ii) the information in the Prospectus under the caption "Certain United States Federal Income Tax Considerations", while not purporting to discuss all tax matters relating to the Securities, to the extent that it constitutes a summary of federal income tax matters relating to the Securities, is correct in all material respects.

          SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to, and payment for the Securities by, the Underwriter. The indemnities of the Underwriter set forth in this Agreement and the Pricing Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, its directors, officers or controlling persons, or by or on behalf of the Underwriter, and shall survive delivery of the Securities by, and payment for the Securities to, the Company.

          SECTION 10.  TERMINATION OF AGREEMENT.

          (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the


                                                                        22062

Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof, or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or California authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 9 hereof shall survive such termination.

          SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at 101 California Street, San Francisco, California 94111, attention of D. Casey Safreno, Vice President; notices to the Company shall be directed to it at 950 Page Mill Road, Palo Alto, California 94303, attention of Peter D. Staple, Vice President and General Cousnel, with a copy to Heller, Ehrman, White & McAuliffe, 525 University Avenue, Palo Alto, California 94301, Attention: Sarah A. O'Dowd.

          SECTION 12. PARTIES. This Agreement and the Pricing Agreement are made solely for the benefit of the Company and the Underwriter, and, to the extent expressed, any person controlling the Company or the Underwriter within the meaning of Section 15 of the 1933 Act, and the directors of the Company and its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, of Securities from the Underwriter.

          SECTION 13. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.


                                                                        22062

          SECTION 14. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          SECTION 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.


                                                                        22062

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                              Very truly yours,

                              ALZA CORPORATION

                              By
                                -------------------------------
                                  Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By
  -------------------------------
    Authorized Signatory


                                                                        22062

                                                                       EXHIBIT A


                                ALZA CORPORATION

                            (a Delaware corporation)

                    $           Principal Amount at Maturity
                     ----------

                      Liquid Yield Option -TM- Notes due 2014
                          (Zero Coupon -- Subordinated)


                                                     , 1994
                                        ---------- --

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, N.Y.  10281-1209

Dear Sirs:

          Reference is made to the Purchase Agreement dated May __, 1994 (the "Purchase Agreement") relating to the purchase by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchaser") of the above Liquid Yield Option -TM- Notes due 2014 (Zero Coupon -- Subordinated)
(the "Securities") of ALZA Corporation (the "Company").

          Pursuant to Section 2 of the Purchase Agreement, the Company agrees with the Underwriter as follows:

          1. The initial issue price per $1,000 principal amount at maturity of Securities shall be $_____, reflecting a yield to maturity of ____% per annum (computed on a semi-annual bond equivalent basis).

________________________

TM   Trademarks of Merrill Lynch & Co., Inc.                               21811

          2. The initial conversion rate per $1,000 principal amount at maturity of Securities shall be __________ shares of the Company's Common Stock, par value $0.01 per share, per $1,000 principal amount at maturity of Securities.

          3. The purchase price per $1,000 principal amount at maturity of Securities to be paid by the Underwriter shall be $_____, being an amount equal to the initial public offering price set forth above, less $____ per
      $1,000 principal amount at maturity of Securities.


          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Company in accordance with its terms.

                              Very truly yours,

                              ALZA CORPORATION

                              By
                                --------------------
                                Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By
  -----------------------------------
          Authorized Signatory